Exhibit 99.2

Peachtree Communities Group, Inc.

and Subsidiaries

Contents

Unaudited Condensed Consolidated and Combined Financial Statements
Balance Sheets	1
Statements of Income	2
Statements of Stockholder’s Equity	3
Statements of Cash Flows	4
Notes to Unaudited Condensed Consolidated and Combined Financial Statements	5-6

Peachtree Communities Group, Inc.

and Subsidiaries

Unaudited Condensed Consolidated and Combined Balance Sheets

(amounts in thousands, except share information)

	September 30,	December 31,
	2014	2013
Assets
Cash and Cash Equivalents	$9,252	$10,768
Accounts Receivable	18	12
Real Estate Inventories, at Cost	54,796	49,251
Other Assets	815	446
	$64,881	$60,477

Liabilities and Stockholder's Equity
Construction Loans	$47,100	$44,600
Accounts Payable and Accrued Expenses	15,715	13,431
Payable to Affiliates	—	241
Interest Payable	—	724
Total Liabilities	62,815	58,996
Stockholder's Equity
Common stock, no par value, 1,000 shares authorized,
issued and outstanding at September 30, 2014
and December 31, 2013	1	1
Retained earnings	2,065	1,480
Total Stockholder's Equity	2,066	1,481
	$64,881	$60,477

See accompanying notes to unaudited condensed consolidated and combined financial statements.

Peachtree Communities Group, Inc.

and Subsidiaries

Unaudited Condensed Consolidated and Combined Statements of Income

(amounts in thousands)

Nine Months Ended September 30,	2014	2013
Revenues
Sales of homes	$166,606	$111,129
Cost of Completed Homes Sold	140,820	91,170
Gross Profit	25,786	19,959
Operating Expenses
Selling expenses	10,065	6,778
General and administrative expenses	4,338	3,140
Income from Operations	11,383	10,041
Nonoperating Expenses (Income)
Interest expense	4,691	5,163
Other income, net	(50)	(209)
Total Nonoperating Expenses, Net	4,641	4,954
Net Income	$6,742	$5,087

See accompanying notes to unaudited condensed consolidated and combined financial statements.

Peachtree Communities Group, Inc.

and Subsidiaries

Unaudited Condensed Consolidated and Combined Statements of Cash Flows

(amounts in thousands)

Nine Months Ended September 30,	2014	2013
Cash Flows from Operating Activities
Net income	$6,742	$5,087
Adjustments to reconcile net income to net cash
provided by operating activities:
Changes in operating assets and liabilities:
Developed lots	202	—
Completed homes and homes under
construction	(5,747)	(12,229)
Accounts Receivable	(6)	(132)
Other assets	(369)	(335)
Accounts payable and accrued expenses	2,284	4,230
Interest payable	(724)	268
Net cash provided by (used in) operating activities	2,382	(3,111)
Cash Flows from Financing Activities
Net borrowings on construction loans	2,500	11,450
Distributions to stockholder	(6,157)	(5,649)
(Decrease) increase in payables to affiliates	(241)	(1,308)
Net cash (used in) provided by financing activities	(3,898)	4,493
Net (Decrease) Increase in Cash and Cash Equivalents	(1,516)	1,382
Cash and Cash Equivalents, beginning of year	10,768	4,105
Cash and Cash Equivalents, end of period	$9,252	$5,487
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amount capitalized	$1,349	$325

See accompanying notes to unaudited condensed consolidated and combined financial statements.

Peachtree Communities Group, Inc.

and Subsidiaries

Notes to Unaudited Condensed Consolidated

and Combined Financial Statements (amounts in thousands)

1. Basis of Presentation

Nature of Business and Principles of Consolidation and Combination

Peachtree Communities Group, Inc. and Subsidiaries (the “Company”), a Georgia Corporation, is headquartered in Atlanta, Georgia, and was founded in 2008. The Company constructs for sale single-family detached homes on purchased residential lots. The Company’s principal operations are in Georgia, North Carolina, Alabama and South Carolina. The accompanying consolidated and combined financial statements include the accounts of the following entities (which are referred to herein, collectively and individually, as the Company)  which are under common control:

Entity Name	Type of Entity	Type of Business
Peachtree Communities Group, Inc.	S-Corporation	Holding company
Peachtree Communities, LLC	LLC	Real estate construction
Peachtree Communities Realty Group, LLC	LLC	Real estate brokerage
Builders Finance Group, Inc.	S-Corporation	Construction financing
Peachtree Investment Group, LLC	LLC	Construction financing

All intercompany balances and transactions have been eliminated upon consolidation and combination.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates.

Peachtree Communities Group, Inc.

and Subsidiaries

Notes to Unaudited Condensed Consolidated

and Combined Financial Statements (amounts in thousands)

2. Real Estate Inventories

Inventories consisted of the following:

	September 30,	December 31,
	2014	2013
Completed homes and homes under construction	$54,796	$49,049
Developed lots	—	202
Total Real Estate Inventories	$54,796	$49,251

Completed homes, homes under construction and developed lots are comprised of costs associated with homes in various stages of construction and include direct construction and related developed lot costs.

3. Capitalized Interest

Capitalized interest for the Company is estimated based on the aging of work in process and lots owned balances throughout the year. Capitalized interest in inventory and interest incurred for the year are estimated as follows:

Nine Months Ended September 30,	2014	2013
Capitalized interest in real estate inventory, beginning of year	$2,025	$2,578
Interest incurred and capitalized	4,534	4,644
Capitalized interest amortized to interest expense	(4,691)	(5,163)
Capitalized interest in real estate inventory, end of period	$1,868	$2,059

Peachtree Communities Group, Inc.

and Subsidiaries

Notes to Unaudited Condensed Consolidated

and Combined Financial Statements (amounts in thousands)

4. Construction Loans

Home construction is financed by advances received from certain long-term revolving construction loan facilities provided by various investors and investment groups. Funds for each respective project are advanced as necessary at the outset of the subject project. The loans are collateralized by Promissory Notes secured by Security Agreements and Guaranties. The revolving loan facilities are designed for the purpose of re-payment and re-borrowing as set forth in the respective agreements. The term of the facility is ten years, but may be extended upon agreement between the parties. The balance sheet reflects the amounts advanced through each facility; however, additional amounts up to the full commitments are available. The interest rate on construction loans was 15% for the nine months ended September 30, 2014 and for the year ended December 31, 2013. The loan commitments and outstanding balances as of September 30, 2014 and December 31, 2013 were:

	September 30, 2014			December 31, 2013
	Total			Total
	Loan	Accrued	Outstanding	Loan	Accrued	Outstanding
Funding Source	Facility	Interest	Balance	Facility	Interest	Balance
Third Party
Investment Groups	$47,500	$—	$47,100	$45,000	$—	$44,600

5. Stockholder’s Equity

The Company distributes the majority of the Company’s earnings to the stockholder in the ordinary course of business. The Company paid $6,157 and $5,649 in distributions to the stockholder for the nine months ended September 30, 2014 and 2013, respectively.

6. Related Party Transactions

At December 31, 2013, the Company has outstanding payables due to a company owned by the Company’s stockholder in the amount of $340 which includes accrued interest of $99. These amounts are included in payable to affiliates and interest payable on the accompanying condensed consolidated and combined balance sheet as of December 31, 2013 and have been repaid in January 2014.

7. Commitments and Contingencies

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. There were no significant pending legal proceedings to which the Company was a party at September 30, 2014 and December 31, 2013.

8. Subsequent Events

On November 13, 2014, Century Communities, Inc. acquired substantially all of the Company’s assets and operations for approximately $55,000 in cash.